UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

ImmunoGen, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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830 Winter Street

Waltham, MA 02451

PROXY STATEMENT SUPPLEMENT

Dear Shareholder:	May 26, 2021

As you are aware, the 2021 Annual Meeting of Shareholders of ImmunoGen, Inc. (“Annual Meeting”) will be held on Wednesday, June 16, 2021, beginning at 9:00 a.m., Eastern Time, in a virtual-only meeting format. We are writing with respect to one of the proposals to be voted on at the Annual Meeting and to provide an alternate web site through which to gain access to the Annual Meeting. Your vote is extremely important, no matter how many shares you hold.

As set forth in our definitive proxy statement dated April 28, 2021 (the “Proxy Statement”), pursuant to Proposal 1 described therein, we are asking shareholders to approve fixing the number of members of our Board of Directors at seven (“Proposal 1”). The Proxy Statement stated that Proposal 1 was a “non-routine” matter, but the New York Stock Exchange has advised us that Proposal 1 is a “routine” matter. Therefore, we hereby amend and supplement the Proxy Statement to clarify that Proposal 1 is a “routine” matter.

A broker holding your shares in “street name” must vote those shares according to any specific instructions it receives from you. If specific instructions are not received, your broker’s ability to vote your shares in its discretion is dependent on the type of proposal involved. A broker generally may not vote on “non-routine” matters without receiving your specific voting instructions. Accordingly, if a “non-routine” matter comes before the Annual Meeting and you have not specifically instructed your broker how to vote your shares, your shares will not be voted on that matter, giving rise to what is called a “broker non-vote.” Shares represented by broker non-votes will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting, but for purposes of determining the number of shares voting on a particular proposal broker non-votes will not be counted as votes cast or shares voting. A broker generally may, however, vote on “routine” matters without receiving your specific voting instructions. As a result of the vote on Proposal 1 being considered a “routine” matter, a broker will be able to vote on Proposal 1 even if it does not receive your specific instructions and we, therefore, do not expect any broker non-votes will exist in connection with Proposal 1.

Approval of Proposal 1 requires the favorable vote of a majority of the votes cast on the matter. Abstentions will have no effect on the outcome of voting on this matter.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 FIXING THE NUMBER OF DIRECTORS AT SEVEN.

The Annual Meeting will be held entirely online via live audio webcast due to the public health impact of the COVID-19 pandemic and to support the health and wellness of our shareholders, directors, team members, and guests. In addition to the web address set forth in the Proxy Statement: (i) to attend the Annual Meeting, examine our list of shareholders, vote, or submit your questions during the Annual Meeting, you may also go to www.virtualshareholdermeeting.com/IMGN2021; and (ii) if you experience any technical difficulties accessing the Annual Meeting or during the Annual Meeting, please call the toll free number that will be available on our virtual shareholder login site (which is also available at www.virtualshareholdermeeting.com/IMGN2021) for assistance as we will have technicians ready to assist you with any technical difficulties you may have beginning 15 minutes prior to the start of the Annual Meeting, at 8:45 a.m. Eastern Time on June 16, 2021.

These disclosures amend and supplement the Proxy Statement and should be read in conjunction with the Proxy Statement, which should be read in its entirety. To the extent that information herein differs from or updates information contained in the Proxy Statement, the information contained herein supersedes the information contained in the Proxy Statement. Capitalized terms used but not defined herein have the meanings set forth in the Proxy Statement.

If you have already voted and do not wish to change your vote, you do not need to do anything. If you have not voted, we ask that you complete, sign, date, and mail promptly the proxy card previously provided to you, or use telephone or internet voting, to ensure that your shares are represented and voted at the Annual Meeting. You may change your vote at any time before your proxy is exercised. To change your vote, you may (i) deliver to our corporate secretary a written notice revoking your earlier vote; (ii) submit a properly completed and signed proxy card with a later date; (iii) vote again telephonically or electronically (available until 11:59 p.m. Eastern Time on June 15, 2021); or (iv) vote at the Annual Meeting. Your last properly cast vote will be counted. Your attendance at the Annual Meeting will not by itself be deemed to revoke a previously delivered proxy. If your shares are held in “street name,” you should contact your broker for instructions on changing your vote. Your vote is extremely important, so please act at your earliest convenience.

We look forward to your attendance at the Annual Meeting on June 16, 2021.

Sincerely,

JOSEPH J. KENNY
Secretary